UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 3, 2026
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2026, HP Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Emma Walmsley as Chief Executive Officer of the Company, effective as of January 4, 2027 (the “Start Date”). Bruce Broussard, the Company’s current Interim Chief Executive Officer, will step down from such role effective as of the end of the day on January 3, 2027. Effective as of the Start Date, Mr. Broussard will be appointed Chair of the Board and Ms. Walmsley will be appointed to the Board.  Chip Bergh will continue to serve as Chair of the Board until Mr. Broussard’s appointment on the Start Date and will continue to serve on the Board thereafter.

Prior to her appointment as Chief Executive Officer, Ms. Walmsley, age 57, served as Advisor to the Board and Chief Executive Officer of GSK plc, a global biopharmaceutical company (“GSK”), from January 2026 until September 2026. Previously, Ms. Walmsley served as Chief Executive Officer of GSK from April 2017 until December 2025 and as a director of GSK from January 2017 until December 2025, having previously served as Chief Executive Officer Designate from September 2016 to April 2017 and in a succession of senior leadership positions since joining GSK in 2010. Before joining GSK, Ms. Walmsley spent 17 years at L’Oréal in a variety of roles, including senior leadership positions. Ms. Walmsley currently serves on the board of directors of Microsoft Corporation, including as a member of the Compensation Committee and the Environmental, Social and Public Policy Committee. Ms. Walmsley was not selected as the Company’s Chief Executive Officer or appointed to the Board pursuant to any arrangement or understanding between her and any other person. Ms. Walmsley does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements with Emma Walmsley

On November 3, 2026, the Company entered into an offer letter (the “Offer Letter”) with Ms. Walmsley in connection with her employment as Chief Executive Officer of the Company, effective as of the Start Date. Pursuant to the Offer Letter, Ms. Walmsley will have an annual base salary of $1,450,000 and an annual target bonus opportunity of 200% of annual base salary, which, for fiscal year 2027, will be prorated based on her period of service during such fiscal year. Ms. Walmsley will be granted annual time-vesting restricted stock units (“RSUs”) and performance-adjusted restricted stock units (“PARSUs”) for fiscal year 2027 with a grant date value of $6,450,000 and target grant date value of $15,050,000, respectively, in each case on terms and conditions generally applicable to the annual RSUs and PARSUs granted to other senior executives of the Company for fiscal year 2027, which awards will not be prorated. In addition, the Company will provide Ms. Walmsley with relocation benefits of up to $2,500,000 in support of eligible expenses incurred during her first 12 months of employment. Ms. Walmsley will also receive a one-time inducement equity award with an aggregate grant date value of $30,000,000, consisting of (i) RSUs with a grant date value of $15,000,000, and (ii) PARSUs with a target grant date value of $15,000,000 (the “Inducement Award”). The Inducement Award will be subject to the terms of the applicable award agreements, with the RSUs vesting on the same terms and conditions generally applicable to other senior executives of the Company and the PARSUs vesting based on terms to be approved by the Board in January 2027. The Board approved the Inducement Award in reliance on the employment inducement exemption to shareholder approval provided under Section 303A.08 of the New York Stock Exchange Listed Company Manual.

The Company and Ms. Walmsley entered into a separate letter agreement in respect of Ms. Walmsley’s appointment as Chief Executive Officer providing for a sign-on bonus of $2,500,000 (the “Sign-On Bonus Agreement”), subject to repayment by Ms. Walmsley on a prorated basis in the event Ms. Walmsley voluntarily terminates employment (other than following a material breach by the Company of the terms of Ms. Walmsley’s employment offer arrangements as described herein) or if her employment is terminated for misconduct (as defined under applicable California law), in either case, prior to the 12-month anniversary of the Start Date.

Ms. Walmsley will be eligible to participate in the Company’s Severance and Long-Term Incentive Change in Control Plan for Executive Officers (the “SPEO”) and will be eligible for two years following the Start Date (or, solely with respect to her Inducement Award, until such award has fully vested and settled) for severance payments and benefits on terms no less favorable than those provided under the SPEO on the Start Date. Further, if the Company materially breaches the terms of Ms. Walmsley’s employment offer arrangements within two years following the Start Date (or, solely with respect to her Inducement Award, prior to the date such award has fully vested and settled), Ms.Walmsley’s resignation of employment (following a notice and cure period in accordance with the SPEO) will be treated as a “Qualifying Termination” for purposes of the SPEO. Ms. Walmsley will be eligible to receive employee benefits in accordance with the Company’s programs as in effect from time to time.

The foregoing description of the Offer Letter and Sign-On Bonus Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such arrangements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2026, the Board adopted an amendment to the Company’s amended and restated bylaws (the “Bylaws”). The amendment, described below, and amended and restated Bylaws are effective as of the Start Date.

The amendment to the Bylaws is solely to increase the number of authorized directorships comprising the Board from 12 to 13, in connection with Ms.  Walmsley’s appointment to the Board, effective as of the Start Date.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws. The Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 4, 2026, the Company issued a news release regarding certain of the matters described in Item 5.02. A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01, including the news release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of HP Inc., effective January 4, 2027.
10.1	Offer Letter, dated November 3, 2026, by and between HP Inc. and Emma Walmsley.
10.2	Signing Bonus Agreement, dated November 3, 2026, by and between HP Inc. and Emma Walmsley.
99.1	HP Inc. News Release dated November 4, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: November 4, 2026	By: /s/ Whitney Cox
Name: Whitney Cox
Title: SVP, Deputy General Counsel, Corporate and Corporate Secretary